EXHIBIT 5.1

ANSLOW & JACLIN, LLP	RICHARD I. ANSLOW
COUNSELORS AT LAW	EMAIL: RANSLOW@ANSLOWLAW.COM

GREGG E. JACLIN
EMAIL: GJACLIN@ANSLOWLAW.COM

September 6, 2006

Combined Opinion and Consent

Millenia Hope Pharmaceutical Inc.

500 Cartier Boulevard West, 4th Floor

Laval, Quebec, Canada H7V 5B7

Gentlemen:

You have requested our opinion, as counsel for Millenia Hope Pharmaceutical Inc., an Ontario corporation (the “Company”), in connection with the registration statement on Form SB-2 (the “Registration Statement”), under the Securities Act of 1933 (the “Act”), being filed by the Company with the Securities and Exchange Commission.

The Registration Statement relates to an offering of 9,400,000 shares, all such shares sold by enumerated selling shareholders.

We have examined such records and documents and made such examination of laws as we have deemed relevant in connection with this opinion. It is our opinion that the shares of common stock to be offered pursuant to the Registration Statement and sold by the selling shareholders have been duly authorized and shall become legally issued, fully paid and non-assessable when the notes are converted and the warrants are exercised and the underlying shares are issued.

No opinion is expressed herein as to any laws other than the laws of the United States. This opinion opines upon United States law and reported judicial decisions interpreting those laws.

We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the reference to our firm under the caption “Legal Matters” in the Registration Statement. In so doing, we do not admit that we are in the category of persons whose consent is required under Section 7 of the Act and the rules and regulations of the Securities and Exchange Commission promulgated thereunder.

Very truly yours,

ANSLOW & JACLIN, LLP

By:	/s/ Anslow & Jaclin, LLP
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ANSLOW & JACLIN, LLP

195 Route 9 South, Suite 204, Manalapan, New Jersey 07726

Tel: (732) 409-1212 Fax: (732) 577-1188